Exhibit 10.1
COMMON STOCK PURCHASE AGREEMENT
Dated as of July 6, 2010
by and between
ONCOTHYREON INC.
and
SMALL CAP BIOTECH VALUE, LTD.

i

ii

Annex I. Definitions

iii

COMMON STOCK PURCHASE AGREEMENT
     This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of July 6, 2010 (this “Agreement”), by and between Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”), and Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”).
RECITALS
     WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $20,000,000 of newly issued shares of the Company’s common stock, $0.0001 par value (“Common Stock”), and (ii) the Trading Market Limit; and
     WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) of the Securities Act (“Section 4(2)”) and Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and
     WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and
     WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Commitment Shares, upon the terms and subject to the conditions set forth in this Agreement;
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.
ARTICLE II
PURCHASE AND SALE OF COMMON STOCK
     Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company in its discretion may issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $20,000,000 (the “Total Commitment”) of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and (ii) the Trading Market Limit (the “Aggregate

Limit”), by the delivery to the Investor of not more than 24 separate Fixed Request Notices as provided in Article III hereof.
     Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon payment of the Document Preparation Fee on or prior to the Closing Date pursuant to Sections 7.1 and 10.1, the delivery of irrevocable instructions to issue the Commitment Shares to the Investor or its designees as provided in Sections 7.1 and 10.1, the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 5:00 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each Fixed Request. The issuance and sale of Shares to the Investor pursuant to any Fixed Request shall occur on the applicable Settlement Date in accordance with Section 3.7, provided that all of the conditions precedent thereto set forth in Article VII theretofore shall have been fulfilled on or prior to such Settlement Date.
     Section 2.3. Initial Public Announcements and Required Filings. The Company shall, at or before 8:30 a.m., New York City time, on the first Trading Day after the Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Investor disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and the issuance of the Commitment Shares to the Investor, and briefly describing the transactions contemplated thereby. At or before 8:30 a.m., New York City time, on the second Trading Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching copies of each of this Agreement, the Registration Rights Agreement and the Press Release as exhibits thereto (including all exhibits thereto, the “Current Report”). The Company heretofore has provided the Investor a reasonable opportunity to comment on a draft of such Current Report and has given due consideration to such comments. From and after the issuance of the Press Release and the filing of the Current Report, the Company shall have disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor will maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date, the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to the Registration Statement. If the transactions contemplated by any Fixed Request are material to the Company (individually or collectively with all other prior Fixed Requests, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any periodic report filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act, in each case as reasonably determined by the Company or the Investor, then, on the first Trading Day immediately following the last Trading Day of the Pricing Period with respect to such Fixed Request, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable Fixed Request(s), disclosing the total Fixed Amount Requested or the Alternative Fixed Amount Requested (as applicable) pursuant to such Fixed Request(s), the total number of Shares that have been (or are to be) issued and sold to the Investor pursuant to such Fixed Request(s), the total purchase price for the Shares subject to such Fixed Request(s), the applicable Discount Price(s) for such Shares and the net proceeds that have been (or are to be) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to any Fixed Request(s) consummated during the relevant fiscal quarter.
ARTICLE III
FIXED REQUEST TERMS
     Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:
     Section 3.1. Fixed Request Notice. From time to time during the Investment Period, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on the first Trading Day of the Pricing Period, provide to the Investor a Fixed Request Notice, substantially in the form attached hereto as Exhibit B (the “Fixed Request Notice”), which Fixed Request Notice shall become effective at 9:30 a.m. (New York City time) on the first Trading Day of the Pricing Period specified in the Fixed Request Notice; provided, however, that if the Company delivers the Fixed Request Notice to the Investor later than 9:30 a.m. (New York City time) on a Trading Day, then the first Trading Day of such Pricing Period shall not be the Trading Day on which the Investor received such Fixed Request Notice, but rather shall be the immediately following Trading Day (unless a subsequent Trading Day is therein specified). The Fixed Request Notice shall specify the Fixed Amount Requested (up to the Maximum Fixed Amount Requested) or the number of Shares cap for the Alternative Fixed Amount Requested (as applicable), establish the Threshold Price for such Fixed Request and designate the first and last Trading Day of the Pricing Period. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

     Section 3.2. Fixed Requests. From time to time during the Investment Period, the Company may, in its sole discretion, deliver to the Investor a Fixed Request Notice for a specified Fixed Amount Requested (up to the Maximum Fixed Amount Requested) or for the Alternative Fixed Amount Requested, and the applicable discount price (the “Discount Price”) shall be determined, in accordance with the price and share amount parameters as set forth in the below pricing grid, and upon the terms and subject to the conditions of this Agreement, the Investor shall purchase from the Company the Shares subject to such Fixed Request Notice at the Discount Price; provided, however, that (i) if an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the Discount Price shall be reduced by the per share dividend amount and (ii) if the Company does not elect the Alternative Fixed Amount Requested, the Company may not deliver any single Fixed Request Notice for a specified Fixed Amount Requested in excess of the specific dollar amount in the applicable Fixed Amount Requested/Alternative Fixed Amount Requested column below (the “Maximum Fixed Amount Requested”).

Threshold Price	Fixed Amount Requested	Discount Price

Equal to or greater than $10.00	Not to exceed, at the Company’s option, the greater of (i) $6,000,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $9.00 and less than $10.00	Not to exceed, at the Company’s option, the greater of (i) $5,000,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $8.00 and less than $9.00	Not to exceed, at the Company’s option, the greater of (i) $4,500,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $7.00 and less than $8.00	Not to exceed, at the Company’s option, the greater of (i) $4,000,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $6.00 and less than $7.00	Not to exceed, at the Company’s option, the greater of (i) $3,500,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $5.00 and less than $6.00	Not to exceed, at the Company’s option, the greater of (i) $3,000,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $4.00 and less than $5.00	Not to exceed, at the Company’s option, the greater of (i) $2,500,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $3.50 and less than $4.00	Not to exceed, at the Company’s option, the greater of (i) $2,000,000 and (ii) the Alternative Fixed Amount Requested	95.000% of the VWAP

Equal to or greater than $3.00 and less than $3.50	Not to exceed, at the Company’s option, the greater of (i) $2,000,000 and (ii) the Alternative Fixed Amount Requested	94.500% of the VWAP

Threshold Price	Fixed Amount Requested	Discount Price

Equal to or greater than $2.50 and less than $3.00	Not to exceed, at the Company’s option, the greater of (i) $1,750,000 and (ii) the Alternative Fixed Amount Requested	93.500% of the VWAP

Equal to or greater than $2.00 and less than $2.50	Not to exceed, at the Company’s option, the greater of (i) $1,500,000 and (ii) the Alternative Fixed Amount Requested	93.250% of the VWAP

Equal to or greater than $1.50 and less than $2.00	Not to exceed, at the Company’s option, the greater of (i) $1,250,000 and (ii) the Alternative Fixed Amount Requested	93.000% of the VWAP

Equal to or greater than $1.00 and less than $1.50	Not to exceed, at the Company’s option, the greater of (i) $1,000,000 and (ii) the Alternative Fixed Amount Requested	93.000% of the VWAP
Anything to the contrary in this Agreement notwithstanding, at no time shall the Investor be required to purchase more than the greater of (i) the Alternative Fixed Amount Requested (assuming for this purpose the election of the Alternative Fixed Amount Requested for each Trading Day during the applicable Pricing Period) and (ii) the Maximum Fixed Amount Requested, in each case in respect of any Pricing Period (subject in all cases to the provisions of Section 3.10 and 6.6 of this Agreement).
For purposes of this Agreement, “Alternative Fixed Amount Requested” shall mean a dollar amount equal to the aggregate sum of each product (calculated for each Trading Day during the applicable Pricing Period for which (i) the Company has notified the Investor in writing that the Alternative Fixed Amount Requested shall apply to such Trading Day and (ii) the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest cent):
DAFAR = A x B x C, where:
DAFAR	=	the daily allocable portion of the total Alternative Fixed Amount Requested for the applicable Trading Day during the applicable Pricing Period,
A	=	0.25

B	=	the trading volume of the Common Stock for the applicable Trading Day during the applicable Pricing Period, as reported by Bloomberg L.P. using the AQR function (excluding block trades of 25,000 shares or more), and

C	=	the applicable Discount Price;
provided, however, that the Alternative Fixed Amount Requested shall not exceed the dollar amount cap therefor to be specified by the Company in the applicable Fixed Request Notice (and shall in all cases be subject to the provisions of Section 3.10 and 6.6 of this Agreement). Notwithstanding anything herein to the contrary, (i) if the Company has specified a dollar amount of Fixed Amount Requested pursuant to the above pricing grid in a Fixed Request Notice, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on any Trading Day of the Pricing Period, provide to the Investor written notice of its election of the

Alternative Fixed Amount Requested with respect to the remaining Trading Days of the applicable Pricing Period, and (ii) if the Company has elected the Alternative Fixed Amount Requested in a Fixed Request Notice, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on any Trading Day of the Pricing Period, provide to the Investor written notice of its election of a specific dollar amount of Fixed Amount Requested pursuant to the above pricing grid with respect to the remaining Trading Days of the applicable Pricing Period, in the case of each of clauses (i) and (ii) above, which election shall become effective at 9:30 a.m. (New York City time) on the Trading Day on which the Investor received such notice; provided, however, that if the Company delivers such notice to the Investor later than 9:30 a.m. (New York City time) on a Trading Day, then the first Trading Day of such Pricing Period on which such election shall become effective shall not be the Trading Day on which the Investor received such notice, but rather shall be the next Trading Day (unless a subsequent Trading Day is therein specified). The Company shall have the right to effect such change once during any Pricing Period.
The date on which the Company delivers any Fixed Request Notice in accordance with this Section 3.2 hereinafter shall be referred to as a “Fixed Request Exercise Date”. The parties hereto hereby acknowledge and agree that the provisions of this Section 3.2 shall not be amended or waived under any circumstances.
     Section 3.3. Share Calculation.
          (a) If, with respect to any Trading Day during the applicable Pricing Period, the Company has not elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof, then, with respect to such Trading Days during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price, the number of Shares to be issued by the Company to the Investor pursuant to a Fixed Request shall equal the aggregate sum of each quotient (calculated for each Trading Day during the applicable Pricing Period for which (i) the Company has not elected the Alternative Fixed Amount Requested and (ii) the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest whole Share):
N = (A x B)/C, where:
N	=	the number of Shares to be issued by the Company to the Investor in respect of a Trading Day during the applicable Pricing Period for which (i) the Company has not elected the Alternative Fixed Amount Requested and (ii) the VWAP equals or exceeds the Threshold Price,
A = 0.10 (the “Multiplier”),
B = the total Fixed Amount Requested, and
C = the applicable Discount Price.
          (b) If, with respect to any Trading Day during the applicable Pricing Period, the Company has elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof, then, with respect to each such Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price, the number of Shares to be issued by the Company to the Investor pursuant to a Fixed Request shall equal the aggregate sum of each product (calculated for each Trading Day during the applicable Pricing Period for which (i) the Company has elected the Alternative Fixed Amount Requested and (ii) the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest whole Share):
N	=	A x B, where:

N	=	the number of Shares to be issued by the Company to the Investor in respect of a Trading Day during the applicable Pricing Period for which (i) the Company has elected the Alternative Fixed Amount Requested and (ii) the VWAP equals or exceeds the Threshold Price,

A	=	0.25, and

B	=	the trading volume of the Common Stock for the applicable Trading Day during the applicable Pricing Period, as reported by Bloomberg L.P. using the AQR function (excluding block trades of 25,000 shares or more).
     Section 3.4. Limitation of Fixed Requests. The Company shall not make more than one Fixed Request in each Pricing Period. Not less than five Trading Days shall elapse between the end of one Pricing Period and the commencement of any other Pricing Period during the Investment Period. There shall be permitted a maximum of 24 Fixed Requests during the Investment Period. Each Fixed Request automatically shall expire immediately following the last Trading Day of each Pricing Period.
     Section 3.5. Reduction of Commitment. On each Settlement Date, the Investor’s Total Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a dollar-for-dollar basis, by the total amount of the Fixed Request Amount for the portion of such Pricing Period paid to the Company on such Settlement Date.
     Section 3.6. Below Threshold Price.
          (a) With respect to each Trading Day (if any) during the applicable Pricing Period with respect to which the Company has not elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof, if the VWAP on such Trading Day in a Pricing Period is lower than the Threshold Price, then for each such Trading Day the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, by an amount equal to the product of (x) the Multiplier and (y) the total Fixed Amount Requested, and no Shares shall be purchased or sold with respect to such Trading Day. If trading in the Common Stock on the Trading Market is suspended for any reason for more than three hours on any Trading Day, then for each such Trading Day the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, as provided in the immediately preceding sentence, and no Shares shall be purchased or sold with respect to such Trading Day.

          (b) With respect to each Trading Day (if any) during the applicable Pricing Period with respect to which the Company has elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof, if the VWAP on such Trading Day in a Pricing Period is lower than the Threshold Price, then for each such Trading Day no Shares shall be purchased or sold with respect to such Trading Day. If trading in the Common Stock on the Trading Market is suspended for any reason for more than three hours on any Trading Day, then for each such Trading Day no Shares shall be purchased or sold with respect to such Trading Day.
     Section 3.7. Settlement. The payment for, against simultaneous delivery of, Shares in respect of each Fixed Request shall be settled on the second Trading Day next following the last Trading Day of each Pricing Period (the “Settlement Date”). On each Settlement Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Shares purchased by the Investor by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the Settlement Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale, against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 1:00 p.m., New York City time, payment therefor shall be made with next day funds. As set forth in Section 3.9, a failure by the Company or its transfer agent (if applicable) to deliver such Shares on the applicable Settlement Date shall result in the payment of liquidated damages by the Company to the Investor.
     Section 3.8. Reduction of Pricing Period; End of Pricing Period If Alternative Fixed Amount Requested.
          (a) If during a Pricing Period the Company elects to reduce the number of Trading Days in such Pricing Period, the Company shall so notify the Investor before 9:00 a.m. (New York City time) on any Trading Day during a Pricing Period (a “Reduction Notice”) and the last Trading Day of such Pricing Period shall be the Trading Day immediately preceding the Trading Day on which the Investor received such Reduction Notice; provided, however, that (i) the Company may not elect to reduce the number of Trading Days in any such Pricing Period to less than two Trading Days and (ii) if the Company delivers the Reduction Notice later than 9:00 a.m. (New York City time) on a Trading Day during a Pricing Period, then the last Trading Day of such Pricing Period instead shall be the Trading Day on which the Investor received such Reduction Notice. Upon receipt of a Reduction Notice, the Investor shall purchase the Shares in respect of each Trading Day in such reduced Pricing Period for which the VWAP equals or exceeds the Threshold Price in accordance with Section 3.3 hereof.
          (b) If, with respect to any Fixed Request Notice, an election by the Company of the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof is in then effect, the last Trading Day of the applicable Pricing Period shall be the earliest of: (i) the Trading Day on which the Alternative Fixed Amount Requested (calculated in accordance with Section 3.2 hereof) shall have reached the dollar amount cap therefor specified by the Company in the applicable Fixed Request Notice, (ii) the last Trading Day of the Pricing Period, if such Pricing Period is reduced by the Company pursuant to clause (a) of this Section 3.8, and (iii) the 10th Trading Day of the Pricing Period.

     Section 3.9. Failure to Deliver Shares. If the Company issues a Fixed Request Notice and fails to deliver the Shares to the Investor on the applicable Settlement Date and such failure continues for 10 Trading Days, the Company shall pay the Investor, in cash (or, at the option of the Investor, in shares of Common Stock the offer and sale of which have not been registered under the Securities Act valued at the applicable Discount Price of the Shares failed to be delivered; provided that the issuance thereof by the Company would not violate the Securities Act or any applicable U.S. federal or state securities or “Blue Sky” laws), in addition to all other remedies available to the Investor, as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Settlement Date for the initial 30 days following such Settlement Date until the Shares have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares have been delivered, which amount shall be prorated for such periods less than 30 days (the “Make Whole Amount”). If the Make Whole Amount is not paid within two Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue annual interest (on the basis of the 365 day year) compounded daily at a rate equal to the greater of (i) the prime rate of interest then in effect as published by the Wall Street Journal plus 3.0% and (ii) 10.0%, up to and including the date on which the Make Whole Amount is actually paid.
     Section 3.10. Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Fixed Request Notice to the extent that (i) the Fixed Amount Requested in such Fixed Request Notice exceeds the Maximum Fixed Amount Requested determined in accordance with Section 3.2 (if the Company has not elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof), (ii) the sale of Shares pursuant to such Fixed Request Notice would cause the Company to sell or the Investor to purchase (A) a dollar value of shares Common Stock which, when aggregated with all Fixed Request Amounts paid by the Investor pursuant to all prior Fixed Request Notices issued under this Agreement, would exceed the Aggregate Limit or (B) a number of shares of Common Stock which, when aggregated with all Shares purchased by the Investor pursuant to all prior Fixed Request Notices issued under this Agreement, would exceed the Aggregate Limit, as the case may be, or (iii) the sale of Shares pursuant to such Fixed Request Notice would cause the Company to sell or the Investor to purchase a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor or any of its Affiliates of more than 9.9% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). If the Company issues a Fixed Request Notice in which the Fixed Amount Requested exceeds the Maximum Fixed Amount Requested determined in accordance with Section 3.2 (if the Company has not elected the Alternative Fixed Amount Requested in accordance with the provisions of Section 3.2 hereof), such Fixed Request Notice shall be void ab initio to the extent the Fixed Amount Requested exceeds the Maximum Fixed Amount Requested. If the Company issues a Fixed Request Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate purchases of Common Stock by the Investor under this Agreement to exceed the Aggregate Limit, such Fixed Request Notice shall be void ab initio to the extent of (x) the amount by which the dollar value of shares of Common Stock otherwise issuable pursuant to such Fixed Request Notice, together with all Fixed Request Amounts paid by the Investor pursuant to all prior Fixed Request Notices issued under this Agreement, would exceed the Aggregate Limit, or (y) the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Fixed Request Notice, together with all Shares purchased by the Investor pursuant to all prior Fixed Request Notices issued under this Agreement, would exceed the Aggregate Limit, as the case may be. If the Company issues a Fixed Request Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, such Fixed Request Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Fixed Request Notice, together with all shares of Common Stock then beneficially owned by the Investor and its Affiliates, would exceed the Ownership Limitation. The Company hereby represents, warrants and covenants that neither it nor any of its Subsidiaries (1) has effected any transaction or series of transactions, (2) is a party to any pending transaction or series of transactions or (3) shall enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or shall effect, any Alternate Transaction which, in any of such cases, may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market; provided, however, that the Company shall be permitted to take any action referred to in clause (3) above if (x) the Company has timely provided the Investor with an Aggregation Notice as provided in Section 6.7(ii) hereof and (y) unless the Investor has previously terminated this Agreement pursuant to Section 8.2, the Company obtains the requisite stockholder approval prior to the closing of such Alternate Transaction. The parties hereto hereby acknowledge and agree that the provisions of this Section 3.10 shall not be amended or waived under any circumstances.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR
     The Investor hereby makes the following representations, warranties and covenants to the Company:
     Section 4.1. Organization and Standing of the Investor. The Investor is a business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.
     Section 4.2. Authorization and Power. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or its stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).
     Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.
     Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
     Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.
     Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
     Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv) and 7.2(xv)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
     Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     Section 4.9. No General Solicitation. The Investor is not purchasing the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
     Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company.
     Section 4.11. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.
     Section 4.12. Resales of Securities. The Investor represents, warrants and covenants that unless the Securities are eligible for resale pursuant to Rule 144, it will resell such Securities only pursuant to the Registration Statement, in a manner described under the caption “Plan of

Distribution” in the Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
     Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:
     Section 5.1. Organization, Good Standing and Power. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as presently proposed to be conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.
     Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Request Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).
     Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, other than as may have been issued or became issuable subsequent to the last filed Commission Document pursuant to the terms of an equity incentive plan maintained by the Company. Except as set forth in the Commission Documents, there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Closing Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has furnished or made available to the Investor via EDGAR true and correct copies of the Company’s Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”).
     Section 5.4. Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been or will be (prior to the delivery of any Fixed Request Notice to the Investor hereunder), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued in accordance with the terms of this Agreement, and the Shares, when paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.
     Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Significant Subsidiaries under any agreement or any commitment to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant

Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.
     Section 5.6. Commission Documents, Financial Statements. (a) Except in connection with the filing of the 2009 Form 10-K, or as disclosed in the Disclosure Schedule, as amended from time to time, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the 2009 Form 10-K). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date (including, without limitation, the 2009 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission, on each Fixed Request Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each

Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each Fixed Request Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act; provided, however, that the Investor acknowledges that the Company is not eligible to use its registration statement on Form S-3 (File No. 333-149837) until it regains compliance with the eligibility requirements of Form S-3.
          (b) The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Except in connection with the filing of the 2009 Form 10-K, the Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; and, except as set forth in the Commission Documents, such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 5.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.
          (d) Deloitte & Touche LLP (United States), who have certified certain financial statements of the Company and related schedules to be included or incorporated by reference in the Registration Statement and the Prospectus, are, with respect to the Company, independent public accountants as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board. Deloitte & Touche LLP (Canada), who have certified certain financial statements of the Company and related schedules to be included or incorporated by reference in the Registration Statement and the Prospectus, are, with respect to the Company, independent registered chartered accountants within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board and as required by the Securities Act.
     Section 5.7. Subsidiaries. Exhibit 21.1 to the 2009 Form 10-K sets forth each Subsidiary of the Company as of the Closing Date, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date.
     Section 5.8. No Material Adverse Effect. Except as disclosed in any Commission Documents filed since December 31, 2009, or which may be deemed to have resulted from the Company’s continued losses from operations, since December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect.
     Section 5.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2009 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

     Section 5.10. No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
     Section 5.11. Indebtedness; Solvency. The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2010 sets forth, as of March 31, 2010, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $10,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.
     Section 5.12. Title To Assets. Each of the Company and its Subsidiaries has good and valid title to, or has valid rights to lease or otherwise use, all of their respective real and personal property reflected in the Commission Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents and those that would not have a Material Adverse Effect. All real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.
     Section 5.13. Actions Pending. There is no action, suit, claim, investigation or proceeding pending, or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the Knowledge of the Company threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit related to the Company, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.
     Section 5.14. Compliance With Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the Commission Documents, the Company has maintained all requirements for the continued listing or quotation of its Common Stock on the Trading Market, and the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no Knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future.
     Section 5.15. Certain Fees. Except for the placement fee payable by the Company to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC (“Reedland”), which shall be set forth in a separate engagement letter between the Company and Reedland (a true and complete fully executed copy of which has heretofore been provided to the Investor) (the “Placement Agent Engagement Letter”), no brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents.
     Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the Closing Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company or any of its Subsidiaries prior to the Closing Date, at the time of such later dated press release) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     Section 5.17. Operation of Business. (a) The Company or one or more of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the U.S. Food and Drug Administration (“FDA”), as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, and all applicable rules and regulations, guidelines and policies of any governmental authority exercising authority comparable to that of the FDA (including any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. As to each product that is subject to FDA regulation or similar legal provisions in any foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized by the Company or any of its Subsidiaries, each such product is being developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized in compliance with all applicable requirements of the FDA (and any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), including, but not limited to, those relating to investigational use, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. As to each product or product candidate of the Company or any of its Subsidiaries subject to FDA regulation or similar legal provision in any foreign jurisdiction, all manufacturing facilities of the Company and its Subsidiaries are operated in compliance with the FDA’s Good Manufacturing Practices requirements at 21 C.F.R. Part 210 and 211, as applicable, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses or relating to a potential violation of or failure to comply with any FDA rules and regulations, guidelines or policies which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any correspondence, notice or request from the FDA, including, without limitation, notice that any one or more products or product candidates of the Company or any of its Subsidiaries failed to receive approval from the FDA for use for any one or more indications that, individually or in the aggregate, would have a Material Adverse Effect. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.
          (b) The Company or one or more of its Subsidiaries owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it. Except as set forth in the Commission Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s Knowledge threatened, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.
          (c) All clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has participated that are described in the Commission Documents, or the results of which are referred to in the Commission Documents, if any, are the only clinical trials currently being conducted by or on behalf of the Company and its Subsidiaries. All such clinical trials conducted, supervised or monitored by, or on behalf of, the Company or any of its Subsidiaries have been conducted in compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, neither the Company nor any of its Subsidiaries has received any written notices or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated that are described in the Commission Documents, if any, or the results of which are referred to in the Commission Documents. All clinical trials previously conducted by, or on behalf of, the Company or any of its Subsidiaries while conducted by or on behalf of the Company or any of its Subsidiaries, were conducted in compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect or except as otherwise disclosed in the Commission Documents.

     Section 5.18. Environmental Compliance. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or could reasonably be expected to violate any Environmental Law after the Closing Date or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.
     Section 5.19. Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     Section 5.20. Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries.
     Section 5.21. Employees. Neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents. Except as disclosed in the Commission Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.
     Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Prospectus and any Prospectus Supplement filed pursuant to Section 2.3 of this Agreement and pursuant to the Registration Rights Agreement.
     Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and any Prospectus Supplement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     Section 5.24. ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 5.24, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.
     Section 5.25. Taxes. The Company and each of its Subsidiaries (i) has filed all federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.
     Section 5.26. Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
     Section 5.27. U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.
     Section 5.28. Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D; provided, however, that at the request of and with the express agreement of the Investor, the Shares will be delivered to the Investor via book entry through DTC and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions. Neither the offer or sale of the Securities pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents to which it is a party shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Securities, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company.

     Section 5.29. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.
     Section 5.30. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings.
     Section 5.31. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.
     Section 5.32. Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to Reedland on the Closing Date in connection with the placement of the Securities pursuant to the Placement Agent Engagement Letter. Except as customary and required in connection with an Acceptable Transaction, neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in clauses (i) through (iii) of the immediately preceding sentence, other than, in the case of clauses (ii) and (iii), compensation paid to Reedland in connection with the settlement of each Fixed Request pursuant to the Placement Agent Engagement Letter.
     Section 5.33. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. The Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-

prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).
     Section 5.34. Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Commission Documents, the Company has not, in the 12 months preceding the Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As of the Closing Date, the Company is in compliance with all such listing and maintenance requirements.
     Section 5.35. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.
     Section 5.36. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV of this Agreement.
ARTICLE VI
ADDITIONAL COVENANTS
     The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:
     Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.
     Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued and delivered in respect of all Fixed Requests under this Agreement, in any case prior to the issuance to the Investor of such Shares. The number of shares of Common Stock so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares of Common Stock actually delivered pursuant to this Agreement.
     Section 6.3. Registration and Listing. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of its Common Stock and the listing of the Commitment Shares and the Shares acquired or purchased by the Investor hereunder on the Trading Market, and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension (other than any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to any Fixed Request Exercise Date or Settlement Date) of the Common Stock on the Trading Market.
     Section 6.4. Compliance with Laws.
          (i) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the Trading Market.
          (ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

     Section 6.5. Keeping of Records and Books of Account; Foreign Corrupt Practices Act.
          (i) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements (it being acknowledged and agreed that the identification by the Company and/or its independent registered public accounting firm of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal controls over its financial reporting shall not, in and of itself, constitute a breach of this Section 6.5(i)).
          (ii) Neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.
          (iii) Subject to the requirements of Section 6.16 of this Agreement, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition to the issuance of any Fixed Request Notice or the settlement of any Fixed Request.
     Section 6.6. Limitations on Holdings and Issuances. The Company shall not be obligated to issue and the Investor shall not be obligated to purchase any shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation. Promptly following any request by the Company, the Investor shall inform the Company of the number of shares of Common Stock then beneficially owned by the Investor and its Affiliates. The parties hereto hereby acknowledge and agree that the provisions of this Section 6.6 shall not be amended or waived under any circumstances.
     Section 6.7. Other Agreements and Alternate Transactions.
          (i) The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Closing Date and to deliver the Shares to the Investor in respect of a Fixed Request on the applicable Settlement Date. For the avoidance of doubt, nothing in this Section 6.7(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.1 (subject in all cases to Section 8.3).
          (ii) If the Company enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to implement, effect or consummate, at any time during the period beginning on the first Trading Day of any Pricing Period and ending on the second Trading Day next following the applicable Settlement Date (the “Reference Period”), an Alternate Transaction that does not constitute an Acceptable Transaction, the Company shall provide prompt notice thereof (an “Alternate Transaction Notice”) to the Investor; provided, however, that such Alternate Transaction Notice must be received by the Investor not later than the earlier of (a) 48 hours after the Company’s execution of any agreement, plan, arrangement or transaction relating to such Alternate Transaction and (b) the second Trading Day immediately preceding the applicable Settlement Date with respect to the applicable Fixed Request Notice; provided, further, that the Company shall notify the Investor within 24 hours (an “Aggregation Notice”) if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to implement, effect or consummate at any time during the Investment Period an Alternate Transaction that the Company reasonably believes, upon advice of legal counsel, may be aggregated with the transactions contemplated by the Transaction Documents for purposes of determining whether approval of the Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market. If required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall simultaneously publicly disclose the information included in any Alternate Transaction Notice or any Aggregation Notice, as applicable, in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 6.7(ii), any press release issued by, or Commission Document filed by, the Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence (including the provisos thereto) of this Section 6.7(ii) for an Alternate Transaction Notice or an Aggregation Notice, as applicable. With respect to any Reference Period for which the Company is required to provide an Alternate Transaction Notice pursuant to the first sentence of this Section 6.7(ii), the Investor shall purchase the Shares subject to the applicable Fixed Request at the lower of (x) the price therefor in accordance with the terms of this Agreement or (y) the third party’s per share purchase price (or exercise or conversion price, as the case may be)

in connection with the Alternate Transaction, net of such third party’s discounts, Warrant Value and fees.
          (iii) For all purposes of this Agreement, an “Alternate Transaction” shall mean (w) the issuance of Common Stock for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Stock at an exercise or conversion price (as the case may be) less than, the then Current Market Price of the Common Stock (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Stock is determined using a floating discount or other post-issuance adjustable discount to the then Current Market Price (any such transaction, a “Similar Financing”)), in each case, after all fees, discounts, Warrant Value and commissions associated with the transaction (a “Below Market Offering”); (x) an “at-the-market” offering of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to Rule 415(a)(4) under the Securities Act (an “ATM”); (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Stock for the reset of the purchase price of the Common Stock to below the then Current Market Price of the Common Stock (including, without limitation, any antidilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary antidilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and similar events) (a “Price Reset Provision”); or (z) the issuance of options, warrants or similar rights of subscription or the issuance of convertible equity or debt securities, in each case not constituting an Acceptable Transaction. For all purposes of this Agreement, an “Acceptable Transaction” shall mean the issuance by the Company of: (1) debt securities or any class or series of preferred stock of the Company, in each case that are not convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock; (2) shares of Common Stock or securities convertible into or exchangeable for Common Stock other than in connection with a Below Market Offering or an ATM, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (3) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with an underwritten public offering of equity securities of the Company or a registered direct public offering of equity securities of the Company, in each case where the price per share of such Common Stock (or the conversion or exercise price of such securities, as applicable) is fixed concurrently with the execution of definitive documentation relating to such offering, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (4) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under the Company’s benefit and equity plans and arrangements or shareholder rights plan (as applicable), and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (5) shares of Common Stock issuable upon the conversion or exchange of equity awards or convertible or exchangeable securities outstanding as of the Closing Date; (6) shares of Common Stock in connection with stock splits, stock dividends, stock combinations, recapitalizations, reclassifications and similar events; (7) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with the acquisition, license or sale of one or more other companies, equipment, technologies, other assets or lines of business, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (8) shares of Common Stock or securities convertible into or exchangeable for Common Stock or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, collaboration, partnering, licensing, research and joint development agreements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (9) shares of Common Stock or securities convertible into or exchangeable for Common Stock to employees, consultants and/or advisors as consideration for services rendered or to be rendered, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; and (10) shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with capital or equipment financings and/or real property lease arrangements, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof.
     Section 6.8. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.9, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.8 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.1 (subject in all cases to Section 8.3).
     Section 6.9. Fundamental Transaction. If a Fixed Request Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five Trading Days following the Settlement Date with respect to such Fixed Request Notice.
     Section 6.10. Delivery of Registration Statement and Prospectus; Subsequent Changes. In accordance with the Registration Rights Agreement, the Company shall deliver or make available to the Investor and its counsel, without charge, an electronic copy of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of the Registrable Securities, in each case as soon as reasonably practicable after the filing thereof with the Commission. The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such document and shall give due consideration to all such comments. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of the Registrable Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith (i) notify the Investor to suspend the resale of Registrable Securities during such period and (ii) prepare and file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus, and shall expeditiously furnish or make available to the Investor an electronic copy thereof, so as to correct such statement or omission or effect such compliance.
     Section 6.11. Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Transaction Documents or the transactions contemplated thereby or file with the Commission any Prospectus Supplement that relates to the Investor, the Transaction Documents or the transactions contemplated thereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of Registrable Securities by the Investor, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Investor promptly.
     Section 6.12. Stop Orders. The Company shall notify the Investor as soon as possible (but in no event later than 24 hours), and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of the Registration Statement or related Prospectus or Prospectus Supplement relating to an offering of Registrable Securities: (i) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by any Fixed Request Notice and the settlement thereof). The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue any Fixed Request during the continuation of any of the foregoing events. If at any time the Commission or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.
     Section 6.13. Selling Restrictions.
          (i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (x) engage in any Short Sales involving the Company’s securities or (y) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares and the Commitment Shares; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending Fixed Request Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Fixed Request Notice to the purchaser thereof or the applicable Broker-Dealer; provided, however, such Restricted Person (or the applicable Broker-Dealer, as applicable) shall not be required to so deliver any such Shares subject to such Fixed Request Notice if the Company fails for any reason to deliver such Shares to the Investor on the applicable Settlement Date upon the terms and subject to the provisions of this Agreement.
          (ii) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.
     Section 6.14. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.
     Section 6.15. Blue Sky. The Company shall take such action, if any, as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor pursuant to the Transaction Documents, at the request of the Investor, and the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.15, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.
     Section 6.16. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.
     Section 6.17. Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and Reedland and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.
     Section 6.18. Disclosure Schedule.
          (i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 7.2(i). For purposes of this Section 6.18, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.18 shall cure any breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect thereto.
          (ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.
ARTICLE VII
CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND
PURCHASE OF THE SHARES
     Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1.
          (i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.
          (ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.
          (iii) Payment of Document Preparation Fee; Issuance of Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the Document Preparation Fee in accordance with Section 10.1(i) hereof, all of which fees shall be non-refundable regardless of whether any Fixed Requests are issued by the Company or settled hereunder. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, a certificate representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date regardless of whether any Fixed Requests are issued by the Company or settled hereunder.
          (iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) an opinion of outside counsel to the Company, dated the Closing Date, in the form mutually agreed to by the parties hereto, (b) a certificate from the Company, dated the Closing Date, in the form of Exhibit C hereto, (c) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor of the certificate representing the Commitment Shares, and (d) a copy of the Placement Agent Engagement Letter executed by each of the parties thereto.
     Section 7.2. Conditions Precedent to a Fixed Request. The right of the Company to deliver a Fixed Request Notice and the obligation of the Investor to accept a Fixed Request Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction, at each Fixed Request Exercise Date and at each Settlement Date (except as otherwise expressly set forth below), of each of the conditions set forth in this Section 7.2.
          (i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.
          (ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date. The Company shall have delivered to the Investor on the applicable Settlement Date the Compliance Certificate substantially in the form attached hereto as Exhibit D.
          (iii) Registration Statement Effective. The Registration Statement covering the resale by the Investor of the Registrable Securities shall have been declared effective under the Securities Act by the Commission and shall remain effective, and the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Commitment Shares, (b) all of the Shares issued pursuant to all prior Fixed Request Notices, and (c) all of the Shares issuable pursuant to the applicable Fixed Request Notice.
          (iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Fixed Request Notice and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor.
          (v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3, and the final Prospectus and all other Prospectus Supplements required to have been filed with the Commission pursuant to Section 2.3 and pursuant to the Registration Rights Agreement shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.
          (vi) No Suspension of Trading in or Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, and, at any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market.
          (vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).
          (viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.
          (ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking damages in connection with such transactions.
          (x) Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice shall not violate Sections 3.2, 3.10 and 6.6 hereof.
          (xi) Shares Authorized and Delivered. The Shares issuable pursuant to such Fixed Request Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Fixed Request Notices, as applicable.
          (xii) Listing of Securities. All Commitment Shares issued by the Company to the Investor shall have been approved for listing or quotation on the Trading Market in accordance with this Agreement. The Company shall have submitted to the Trading Market, at or prior to the applicable Fixed Request Exercise Date, a notification form of listing of additional shares related to the Shares issuable pursuant to such Fixed Request, in accordance with the bylaws, listed securities maintenance standards and other rules of the Trading Market and, prior to the applicable Settlement Date, such Shares shall have been approved for listing or quotation on the Trading Market, subject only to notice of issuance.
          (xiii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.
          (xiv) No Restrictive Legends. If requested by the Investor from and after the Effective Date, the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor a certificate representing the Commitment Shares that is free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate delivered by the Investor to the Company in accordance with Section 10.1(iv) of this Agreement.
          (xv) Opinion of Counsel; Bring-Down. Prior to the first Fixed Request Exercise Date, the Investor shall have received an opinion from outside counsel to the Company, in the form mutually agreed to by the parties hereto. On each Settlement Date, the Investor shall have received an opinion “bring down” from outside counsel to the Company, dated the applicable Settlement Date, in the form mutually agreed to by the parties hereto.
ARTICLE VIII
TERMINATION
     Section 8.1. Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier to occur of (i) the first day of the month next following the 24-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the parties hereto) and (ii) the date on which the Investor shall have purchased the Aggregate Limit. Subject to Section 8.3, the Company may terminate this Agreement effective upon one Trading Day’s prior written notice to the Investor in accordance with Section 10.4; provided, however, that (A) the Company shall have paid all fees and amounts and issued all Commitment Shares owed to the Investor or its counsel, as applicable, pursuant to Section 10.1 of this Agreement prior to such termination, and (B) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
     Section 8.2. Other Termination. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon one Trading Day’s prior written notice to the Company in accordance with Section 10.4, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (ii) the Company shall have provided the Investor an Aggregation Notice pursuant to Section 6.7(ii), or the Company shall have entered into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to implement, effect or consummate at any time during the Investment Period a Similar Financing, an ATM or a Price Reset Provision; (iii) a Fundamental Transaction shall have occurred; (iv) the Registration Statement is not filed by the Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (v) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or the Registration Statement, the Prospectus or any Prospectus Supplement is otherwise unavailable to the Investor for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor (unless all of such Registrable Securities may be resold by the Investor without registration and without any time, volume or manner of sale limitations pursuant to Rule 144); (vi) trading in the Common Stock on the Trading Market shall have been suspended or the Common Stock shall have failed to be listed or quoted on the Trading Market, and such suspension or failure continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period; (vii) the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or (viii) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.
     Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 8.1 or 8.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or 8.2 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations and Warranties of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six months following such termination.

Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first Trading Day immediately following the Settlement Date related to any pending Fixed Request Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending Fixed Request, and that the parties shall fully perform their respective obligations with respect to any such pending Fixed Request under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VII are timely satisfied), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination (it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Fixed Requests are issued by the Company or settled hereunder), (iii) affect any Commitment Shares previously issued or delivered, or any rights of any holder thereof, or (iv) affect any cash fees paid to the Investor or its counsel pursuant to Section 10.1 (including, without limitation, the Document Preparation Fee), in each case all of which fees shall be non-refundable regardless of whether any Fixed Requests are issued by the Company or settled hereunder. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.
ARTICLE IX
INDEMNIFICATION
     Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.
     The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.
     An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.
     To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.
     Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.
     The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.
ARTICLE X
MISCELLANEOUS
     Section 10.1. Fees and Expenses.
          (i) Document Preparation Fee and Other Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall have paid on or prior to the Closing Date by wire transfer of immediately available funds to an account designated by the Investor’s counsel, a non-accountable and non-refundable document preparation fee of $35,000, exclusive of disbursements and out-of-pocket expenses (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company. For the avoidance of doubt, the Document Preparation Fee shall be non-refundable, regardless of whether any Fixed Requests are issued by the Company or settled hereunder. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.
          (ii) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date, a certificate representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date regardless of whether any Fixed Requests are issued by the Company or settled hereunder. Upon issuance, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the

Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.
          (iii) Legends. The certificate representing the Commitment Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificate):
THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
     Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any Fixed Request Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.7 by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and all such Shares shall be freely tradable and transferable and without restriction on resale (and no stop-transfer order shall be placed against transfer thereof), and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.
          (iv) Removal of Legend. From and after the Effective Date, the Company shall, no later than two Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing the Commitment Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Commitment Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate so delivered by the Investor (the date by which such certificate is required to be delivered to the Investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery

Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Commitment Shares that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 2.0% of the product of (A) the sum of the number of Commitment Shares not issued to the Investor on a timely basis and to which the Investor is entitled and (B) the VWAP for the five Trading Day period immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit such Investor’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.
     Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.
          (i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.
          (ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

          (iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.
     Section 10.3. Entire Agreement; Amendment. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.
     Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:
     If to the Company:
Oncothyreon Inc.
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
Telephone Number: (206) 801-2100
Fax: (206) 801-2101
Attention: Robert L. Kirkman, M.D.
                 President and Chief Executive Officer
     With a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati,

Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104
Telephone Number: (206) 883-2500
Fax: (206) 883-2699
Attention: Patrick J. Schultheis
                 Michael Nordtvedt
     If to the Investor:
Small Cap Biotech Value, Ltd.
4th Floor, Rodus Building
Road Reef
Road Town, Tortola
British Virgin Islands
Telephone Number: (284) 494-8086
Fax: (284) 494-9474
Attention: Peter W. Poole
     With a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 801-9200
Fax: (212) 801-6400
Attention: Anthony J. Marsico, Esq.
Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.
     Section 10.5. No Waivers. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.
     Section 10.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

     Section 10.7. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement
     Section 10.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder to any Person without the prior written consent of the Investor, which may be withheld or delayed in the Investor’s sole discretion, including by any Fundamental Transaction. The Investor may not assign its rights or obligations under this Agreement.
     Section 10.9. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     Section 10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.
     Section 10.11. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations and Warranties of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.
     Section 10.12. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof. Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

     Section 10.13. Publicity. The Investor shall have the right to approve before the issuance of any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby; provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable law and regulations (including the regulations of the Trading Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.
     Section 10.14. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
     Section 10.15. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

ONCOTHYREON INC.:
By:	/s/ Robert L. Kirkman
	Name:	Robert L. Kirkman, M.D.
	Title:	President and Chief Executive Officer

SMALL CAP BIOTECH VALUE, LTD.:
By:	/s/ Peter Poole
	Name:	Peter Poole
	Title:	Director

ANNEX I TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS
     “Acceptable Transaction” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate.
     “Aggregate Limit” shall have the meaning assigned to such term in Section 2.1 hereof.
     “Aggregation Notice” shall have the meaning assigned to such term in Section 6.7(ii) hereof.
     “Agreement” shall have the meaning assigned to such term in the preamble hereof.
     “Alternate Transaction” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “Alternate Transaction Notice” shall have the meaning assigned to such term in Section 6.7(ii) hereof.
     “Alternative Fixed Amount Requested” shall have the meaning assigned to such term in Section 3.2 hereof.
     “ATM” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “Below Market Offering” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “Broker-Dealer” shall have the meaning assigned to such term in Section 6.17 hereof.
     “Bylaws” shall have the meaning assigned to such term in Section 5.3 hereof.
     “Charter” shall have the meaning assigned to such term in Section 5.3 hereof.
     “Closing” shall have the meaning assigned to such term in Section 2.2 hereof.
     “Closing Date” means the date of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

i

     “Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed or furnished by the Company since December 31, 2009, including, without limitation, the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2009 (the “2009 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.
     “Commitment Shares” means 59,921 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company has caused its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Closing Date.
     “Common Stock” shall have the meaning assigned to such term in the recitals hereof.
     “Company” shall have the meaning assigned to such term in the preamble hereof.
     “Current Market Price” means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on the Trading Market for the Trading Day immediately preceding such measurement date.
     “Current Report” shall have the meaning assigned to such term in Section 2.3 hereof.
     “Damages” shall have the meaning assigned to such term in Section 9.1 hereof.
     “Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V hereof.
     “Discount Price” shall have the meaning assigned to such term in Section 3.2 hereof.
     “Document Preparation Fee” shall have the meaning assigned to such term in Section 10.1 hereof.
     “DTC” means The Depository Trust Company, or any successor thereto.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “Effective Date” means the first Trading Day immediately following the date on which the initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the Commission.

     “Environmental Laws” shall have the meaning assigned to such term in Section 5.18 hereof.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
     “FDA” shall have the meaning assigned to such term in Section 5.17 hereof.
     “FINRA” means the Financial Industry Regulatory Authority.
     “Fixed Amount Requested” shall mean the specific dollar amount of a Fixed Request requested by the Company in a Fixed Request Notice delivered pursuant to Sections 3.1 and 3.2 hereof (assuming the Alternative Fixed Amount Requested is not then applicable to such Fixed Request).
     “Fixed Request” means the transactions contemplated in Article III of this Agreement with respect to any Fixed Request Notice delivered by the Company in accordance with Article III of this Agreement.
     “Fixed Request Amount” means the actual amount of proceeds received by the Company pursuant to a Fixed Request under this Agreement.
     “Fixed Request Exercise Date” shall have the meaning assigned to such term in Section 3.2 hereof.
     “Fixed Request Notice” shall have the meaning assigned to such term in Section 3.1 hereof.
     “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.
     “GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.
     “Governmental Licenses” shall have the meaning assigned to such term in Section 5.17 hereof.
     “Indebtedness” shall have the meaning assigned to such term in Section 5.11 hereof.
     “Intellectual Property” shall have the meaning assigned to such term in Section 5.17(b) hereof.
     “Investment Period” means the period commencing on the Effective Date and expiring on the date this Agreement is terminated pursuant to Article VIII hereof.
     “Investor” shall have the meaning assigned to such term in the preamble hereof.
     “Investor Party” shall have the meaning assigned to such term in Section 9.1 hereof.
     “Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Principal Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.
     “Make Whole Amount” shall have the meaning assigned to such term in Section 3.9 hereof.
     “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the biotechnology or pharmaceutical industries, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (d) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain.
     “Material Agreements” shall have the meaning assigned to such term in Section 5.19 hereof.
     “Maximum Fixed Amount Requested” shall have the meaning assigned to such term in Section 3.2 hereof.
     “Multiplier” shall have the meaning assigned to such term in Section 3.3(a) hereof.
     “Ownership Limitation” shall have the meaning assigned to such term in Section 3.10 hereof.
     “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.
     “Placement Agent Engagement Letter” shall have the meaning assigned to such term in Section 5.15 hereof.
     “Plan” shall have the meaning assigned to such term in Section 5.24 hereof.
     “Press Release” shall have the meaning assigned to such term in Section 2.3 hereof.
     “Price Reset Provision” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “Pricing Period” shall mean, with respect to each Fixed Request, a period of 10 consecutive Trading Days commencing on the Pricing Period start date set forth in the Fixed Request Notice, or such shorter period of Trading Days as determined in accordance with Section 3.8.
     “Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.
     “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

v

     “Reduction Notice” shall have the meaning assigned to such term in Section 3.8(a) hereof.
     “Reedland” shall have the meaning assigned to such term in Section 5.15 hereof.
     “Reference Period” shall have the meaning assigned to such term in Section 6.7(ii) hereof.
     “Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.
     “Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.
     “Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.
     “Regulation D” shall have the meaning assigned to such term in the recitals hereof.
     “Required Delivery Date” shall have the meaning assigned to such term in Section 10.1(iv).
     “Restricted Period” shall have the meaning assigned to such term in Section 6.13(i) hereof.
     “Restricted Person” shall have the meaning assigned to such term in Section 6.13(i) hereof.
     “Restricted Persons” shall have the meaning assigned to such term in Section 6.13(i) hereof.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.
     “Section 4(2)” shall have the meaning assigned to such term in the recitals hereof.
     “Securities” means, collectively, the Shares and the Commitment Shares.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     “Settlement Date” shall have the meaning assigned to such term in Section 3.7 hereof.
     “Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Fixed Requests and do not include the Commitment Shares.

     “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.
     “Significant Subsidiary” means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission.
     “Similar Financing” shall have the meaning assigned to such term in Section 6.7(iii) hereof.
     “SOXA” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder.
     “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.
     “Threshold Price” is the lowest price at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 3.2); provided, however, that at no time shall the Threshold Price be lower than $1.00 per share.
     “Total Commitment” shall have the meaning assigned to such term in Section 2.1 hereof.
     “Trading Day” shall mean a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market.
     “Trading Market” means the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the NYSE Amex Equities, or the New York Stock Exchange (or any successors to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.
     “Trading Market Limit” means 5,090,759 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement); provided, however, that the Trading Market Limit shall not exceed under any circumstances that number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without (a) breaching the Company’s obligations under the rules and regulations of the Trading Market or (b) obtaining stockholder approval under the applicable rules and regulations of the Trading Market.
     “Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

     “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Stock during a Trading Day divided by the total number of shares of Common Stock traded during such Trading Day) of the Common Stock during any Trading Day as reported by Bloomberg L.P. using the AQR function.
     “Warrant Value” shall mean the fair value of all warrants, options and other similar rights issued to a third party in connection with an Alternate Transaction, determined by using a standard Black-Scholes option-pricing model using a reasonable and appropriate expected volatility percentage based on applicable volatility data from an investment banking firm of nationally recognized reputation.

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF REGISTRATION RIGHTS AGREEMENT
[See Exhibit 4.1]

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF FIXED REQUEST NOTICE
     Reference is made to the Common Stock Purchase Agreement dated as of July 6, 2010, (the “Purchase Agreement”) between Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. In accordance with and pursuant to Section 3.1 of the Purchase Agreement, the Company hereby issues this Fixed Request Notice to exercise a Fixed Request for the Fixed Amount Requested indicated below.

Fixed Amount Requested (if Alternative Fixed Amount Requested not selected):

Alternative Fixed Amount Requested Cap (if Alternative Fixed Amount Requested is selected):

Pricing Period start date:

Pricing Period end date:

Settlement Date:

Fixed Request Threshold Price:
     On behalf of the Company, the undersigned hereby certifies to the Investor that (i) the above Fixed Amount Requested does not exceed the Maximum Fixed Amount Requested determined in accordance with Section 3.2 of the Purchase Agreement, (ii) the sale of Shares pursuant to this Fixed Request Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which, when aggregated with all purchases made by the Investor pursuant to all prior Fixed Request Notices issued under the Purchase Agreement, would exceed the Aggregate Limit, and (iii) to the Company’s Knowledge, the sale of Shares pursuant to this Fixed Request Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation.

Dated:	By:
Name
Title:

Address:
Facsimile No.

AGREED AND ACCEPTED
By:
Name
Title:

B-1

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTIFICATE OF THE COMPANY
CLOSING CERTIFICATE
_________ 20 ___
     The undersigned, the [_________] of Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of July 6, 2010 (the “Agreement”), by and between the Company and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):
     1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.
     2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.
     3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.
     4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.
     IN WITNESS WHEREOF, I have signed my name as of the date first above written.

AGREED AND ACCEPTED
By:
Title:

C-1

EXHIBIT D TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE
     In connection with the issuance of shares of common stock of Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), pursuant to the Fixed Request Notice, dated [_______], delivered by the Company to Small Cap Biotech Value, Ltd. (the “Investor”) pursuant to Article III of the Common Stock Purchase Agreement, dated as of July 6, 2010, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies to the Investor as follows:
     1. The undersigned is the duly appointed [_______] of the Company.
     2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.
     3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Fixed Request Exercise Date] and the date hereof.
     4. The Shares issuable on the date hereof in respect of the Fixed Request Notice referenced above shall be delivered electronically by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and shall be freely tradable and transferable and without restriction on resale. To the extent requested by the Investor pursuant to Section 10.1(iv) under the Agreement, the legend set forth in Section 10.1(iii) has been removed from the certificate representing the Commitment Shares in accordance with Section 10.1(iv) of the Agreement.
     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     The undersigned has executed this Certificate this [___] day of [_______], 20[___].

By:
Name:
Title:

D-1

DISCLOSURE SCHEDULE
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF JULY 6, 2010
BETWEEN ONCOTHYREON INC. AND SMALL CAP BIOTECH VALUE, LTD.
     This disclosure schedule is made and given pursuant to Article V of the Common Stock Purchase Agreement, dated as of July 6, 2010 (the “Agreement”), by and between Oncothyreon Inc., a Delaware corporation (the “Company”), and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

D-2